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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 16, 2003
                (Date of Earliest Event Reported: July 16, 2003)




                           EL PASO NATURAL GAS COMPANY
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                       1-2700                74-0608280
  (State or Other Jurisdiction    (Commission File Number)  ( I.R.S. Employer
of Incorporation or Organization)                           Identification No.)



                                El Paso Building
                              1001 Louisiana Street
                              Houston, Texas 77002
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (713) 420-2600

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Item 7.       Financial Statements and Exhibits

              None.

Item 9.       Regulation FD

              On July 16, 2003, we completed a private offering of $355 million principal amount of our senior notes due 2010. In the preliminary offering memorandum for the senior notes, we disclosed information regarding our existing rate settlement that has not been previously publicly reported. Specifically, we disclosed that once the risk sharing period expires, which is December 31, 2003, our annual revenues will decrease by approximately $23 million. See our Form 10-Q for the quarterly period ended March 31, 2003 for additional information regarding our rate settlement and its risk sharing provisions. This disclosure is being furnished to comply with Regulation FD. The information disclosed in this Current Report on Form 8-K is not considered "filed" for purposes of
              Section 18 of the Securities Exchange Act of 1934 and is not subject to the liabilities of that section.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     EL PASO NATURAL GAS COMPANY



                                     By:  /s/ Greg G. Gruber
                                          -------------------------------------
                                                     Greg G. Gruber
                                         Senior Vice President, Chief Financial
                                             Officer, Treasurer and Director
                                              (Principal Financial Officer)

Date:  July 16, 2003